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                                                                    Exhibit 21
Multimedia, Inc.
Subsidiaries of the Registrant
Name of                            State of           Names under which
Corporation                        Incorporation      does business

Multimedia, Inc.                         SC           Staunton News-Leader
(the Registrant)                                      Spotlight
                                                      The Moultrie Observer
                                                      The Headliner
                                                      Weekly Moultrie Observer
                                                      WMAZ-AM/WAYS-FM
Multimedia WBIR, Inc.                    SC           WBIR TV
Multimedia WMAZ, Inc.                    SC           WMAZ TV
Multimedia KSDK, Inc.                    SC           KSDK TV
WKYC Holdings, Inc. (51%                 DE
   owned by the Registrant)
   WKYC-TV, Inc.                         DE           WKYC TV
Multimedia Radio, Inc.                   SC
Multimedia Productions, Inc.             OH
Multimedia Publishing of
   South Carolina, Inc.                  SC           Greenville News
                                                      Greenville Piedmont
                                                      The Paper
                                                      The Poinsett Register
                                                      Food Extra (TMC)
                                                      The Tribune-Times
                                                      The Golden Strip Times
                                                         (TMC)
                                                      The New Home Buyers Guide
                                                      The Exchange
                                                      The Employment Guide
                                                      Anderson Real Estate Guide
Multimedia Publishing of
   North Carolina, Inc.                  SC           Asheville Citizen-Times
                                                         Employment Guide
                                                      The Real Estate/Home
                                                         Buyers Guide

The Advertiser Company                   AL           Montgomery Advertiser
                                                      Real Estate Guide
                                                      Wheels
                                                      Montgomery This Week
                                                      Progress II (TMC)

                                                                    Exhibit 21
                                                                    (Continued)
Multimedia, Inc.
Subsidiaries of the Registrant

Name of                           State of          Names under which
Corporation                       Incorporation     does business

      Service Engraving Company,
         Inc.                           AL          Autauga Times
                                                    The Prattville Progress

Leaf Chronicle Company                  TN          Clarksville Leaf-Chronicle
                                                    The Ashland City Times
                                                    Cheatham County Money-Saver
                                                    Clarksville Money-Saver
                                                    The Dickson Herald
                                                    The Shopper's Fair
                                                    The Nashville Record
                                                    The Stewart-Houston Times
                                                    The Star News
                                                    Robertson County Times
      Sumner Times, Inc.                TN          The News-Examiner
                                                    The Sumner County Shopper
      Music City News
         Publishing Co., Inc.           TN          Music City News
                                                    The Gospel Voice
Baxter County Newspapers, Inc.          AR          Baxter Bulletin
                                                    Twin Lakes Shopper
The Ohio Valley Publishing
   Company                              OH          Gallipolis Daily Tribune
                                                    The Daily Sentinel
                                                    The Tri-County News
Point Pleasant Register Company         WV          Point Pleasant Register
MNC Direct, Inc.                        SC

Multimedia Entertainment, Inc.          SC          WLWT TV
                                                    Multimedia Entertainment
                                                       Company
                                                    Multimedia Entertainment
                                                       of South Carolina
   Multimedia Programs, Inc.            OH
   Multimedia of Cincinnati, Inc.       OH
Multimedia Motion Pictures, Inc.        SC
Multimedia Films, Inc.                  SC
Multimedia Specials, Inc.               SC

                                                                    Exhibit 21
                                                                    (Continued)
Multimedia, Inc.
Subsidiaries of the Registrant

Name of                              State of          Names under which
Corporation                          Incorporation     does business

   MPPI, Inc.                           SC             MPPI of South Carolina, Inc.

Multimedia Cablevision, Inc.            SC             Multimedia Security Service
   Red Carpet Cable, Inc.               OK
   Multimedia Service, Inc.             SC
      Multimedia Security Service, Inc. SC

Multimedia Cablevision of
   Batavia, Inc.                        IL
Multimedia Cablevision of
   Evergreen Park, Inc.                 IL
Multimedia Cablevision of
   Hometown, Inc.                       IL
Multimedia Cablevision of
   Chicago Ridge, Inc.                  IL
Multimedia Cablevision of
   Illinois, Inc.                       IL

Tar River Communications, Inc.          NC             Tar River Cable TV
                                                       New Bern Cable TV
                                                       Greenville Cable TV
                                                       Kinston Cable TV
                                                       Clinton Cable TV
                                                       Valparaiso Cable TV
                                                       LaPorte Cable TV
   Multimedia Cablevision of
      Midwest City, Inc.                OK

Multimedia Talk Television, Inc.        SC
Multimedia Development, Inc.            SC
Teleproductions Corporation             SC
Between Friends, Inc.                   SC
Dazzle, Inc.                            SC              South Carolina Dazzle, Inc.
Visions, Inc.                           SC              Donato Productions
Conspiracy Productions, Inc.            SC
MOW Productions, Inc.                   SC
Multimedia Enterprise, Inc.             SC
Multimedia Telecommuni-
   cations, Inc.                        SC
Multimedia Entertainment
   Productions, Inc.                    SC
Multimedia Home Video, Inc.             DE
Multimedia Talk Channel, Inc.           DE              NewsTalk Television
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